                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 12

                          TEXTRON FINANCIAL CORPORATION
    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                 SIX MONTHS ENDED
                                                  JUNE 30, 2004
                                                  -------------
Income before income taxes ...........               $ 66,732
                                                     --------
FIXED CHARGES:
Interest on debt .....................                 72,556
Estimated interest portion of rents ..                  1,394
                                                     --------
Total fixed charges ..................                 73,950
                                                     --------
Adjusted income ......................                140,682
Ratio of earnings to fixed charges (1)                  1.90x
                                                     ========

      (1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.


                                       25